CERTIFICATE OF TRUST

  The undersigned, the trustees of Citizens Utilities Capital Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, i12 Del.
C. Sec. 3810, hereby certify as follows:

  (c) The name of business trust being formed hereby (the "Trust") is Citizens Utilities Capital Trust.

  (d) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows: CHEMICAL BANK DELAWARE, 1201 Market Street, Wilmington, Delaware 19801.

Dated: October 13, 1995                   Robert J. DeSantis
                                          as Regular Trustee

                                          \s\ Robert J. DeSantis
                                          ----------------------

                                          Edward O. Kipperman
                                          as Regular Trustee

                                          \s\ Edward O. Kipperman
                                          -----------------------

                                          CHEMICAL BANK DELAWARE
                                             as Delaware Trustee

                                          By: \s\ John J. Cashin
                                             -------------------
                                          Name: John J. Cashin
                                          Title: Senior Trust Officer